INDEPENDENT AUDITOR’S REPORT

To the Members
of CNP Operating, LLC

We have audited the accompanying financial statements of CNP Operating, LLC (a Colorado limited liability corporation), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNP Operating, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and will require additional capital to continue as a going concern.  This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, NY

November 19, 2021

CNP OPERATING, LLC.

BALANCE SHEETS

	June 30, 2021	December 31, 2020	December 31, 2019
	Unaudited	Audited	Audited
Assets

Current assets
Cash	$ 55,623	$ 17,592	$ 1,138,520
Accounts receivable, net	632,312	328,305	402,036
Inventory	240,586	372,085	1,380,749
Current portion of note receivable	149,000	104,000	-
Total current assets	1,077,521	821,982	2,921,305

Other assets
Right of Use Asset	574,351	645,492	556,820
Property and equipment, net of accumulated depreciation	5,860,136	5,950,877	5,621,147
Due from IHF	-	-	814,656
Note receivable, less current portion	-	93,000	-
Other Assets	16,573	18,122	28,397
Total other assets	6,451,060	6,707,491	7,021,020
Total assets	$ 7,528,581	$ 7,529,473	$ 9,942,325

Liabilities and Members’ Equity

Current liabilities
Accounts payable and accrued expenses	$ 1,335,839	$ 978,605	$ 269,944
Due to CSIS	278,760	181,549	-
Current portion of lease obligation	198,869	136,913	132,477
Current portion of notes payable	1,990,021	1,975,496	1,240,000
Total current liabilities	3,803,489	3,272,563	1,642,421

Lease obligation, less current portion	383,514	510,587	425,976
Long-term note payable, net of current portion and discounts	1,887,181	2,080,670	2,340,000
Total liabilities	6,074,184	5,863,820	4,408,397

Commitments and contingencies

Members’ equity
Members’ equity	1,454,397	1,665,653	5,533,928
Total members’ equity	1,454,397	1,665,653	5,533,928
Total liabilities and members’ equity	$ 7,528,581	$ 7,529,473	$ 9,942,325

See accompanying notes to the financial statements

CNP OPERATING, LLC.

STATEMENTS OF OPERATIONS

	Six Months Ended	For the Twelve Months Ended
	June 30, 2021	December 31, 2020	December 31, 2019
	Unaudited	Audited	Audited
Net revenues	$ 5,541,627	$ 6,183,469	$ 1,535,406
Cost of revenue	3,564,763	5,772,804	3,979,887
Gross profit (loss)	1,976,864	410,665	(2,444,481)

Operating expenses:
Selling, general and administrative	2,159,390	3,829,785	1,300,484
Total operating expenses	2,159,390	3,829,785	1,300,484

Loss from operations	(182,526)	(3,419,120)	(3,744,965)

Other income (expense):
SBA PPP loan forgiveness and EIDL grant	74,900	10,000	-
Loss on Settlement	-	-	(525,230)
Interest expense	(103,654)	(232,860)	(54,052)
Interest income	24	484	3,175
Total other expense	(28,730)	(222,376)	(576,107)

Net loss	$ (211,256)	$ (3,641,496)	$ (4,321,072)

See accompanying notes to the financial statements

CNP OPERATING, LLC.

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

Total

Balance, December 31, 2018
Member Contributions	$ 9,855,000
Net loss	(4,321,072)
Balance, December 31, 2019	5,533,928

Balance, December 31, 2019	$ 5,533,928
Member Contributions	-
Member Distributions	(226,779)
Net loss	(3,641,496)
Balance, December 31, 2020	1,665,653

Balance, December 31, 2020	$ 1,665,653
Member Contributions	-
Member Distributions	-
Net loss	(211,256)
Balance, June 30, 2021 (unaudited)	$ 1,454,397

See accompanying notes to the financial statements

CNP OPERATING, LLC

STATEMENTS OF CASH FLOWS

	For the Six Months Ended	For the Twelve Months Ended
	June 30, 2021	December 31, 2021	December 31, 2019
	Unaudited	Audited	Audited
Cash flows from operating activities
Net loss	$ (211,256)	$ (3,641,496)	$ (4,321,072)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	606,024	1,176,467	328,566
SBA PPP loan forgiveness	(74,900)	-	-
Impairment of Fixed Asset	-	-	174,713
Changes in operating assets and liabilities:
Accounts receivable	(304,007)	73,731	(402,036)
Inventory	131,499	1,008,664	(125,749)
Notes receivable	-	(197,000)	-
Due to CSIS	97,211	181,549	-
Due from IHF	48,000	814,656	(814,656)
Accounts payable and accrued expenses	357,234	708,661	269,944
Other Assets	7,573	10,650	(26,764)

Net cash provided by (used in) operating activities	657,378	135,882	(4,917,054)

Cash flows from investing activities
Purchase of Property and Equipment	(515,283)	(1,506,197)	(6,124,426)
Net cash used in investing activities	(515,283)	(1,506,197)	(6,124,426)

Cash flows from financing activities
Proceeds from members contribution	-	-	8,600,000
Payments to members for distributions	-	(226,779)	-
Payments from promissory notes	(104,064)	(109,829)	(20,000)
Proceeds from Government Relief Funds	-	74,900	-
Proceeds of promissory notes	-	511,095	3,600,000
Net cash (used in) provided by financing activities	(104,064)	249,387	12,180,000

Net change in cash	38,031	(1,120,928)	1,138,520
Cash, beginning of the period	17,592	1,138,520	-
Cash, end of the period	$ 55,623	$ 17,592	$ 1,138,520

Supplemental disclosure of cash flow information:
Interest paid	$ 1,228	$ 47,481	$ 6,386
Income taxes paid	$ -	$ -	$ -
Supplemental disclosure of non-cash investing and financing information:
Inventory contributed for membership interest			$ 1,255,000

See accompanying notes to the financial statements

CNP OPERATING, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION, GOING CONCERN AND BASIS OF PRESENTATION

Organization

On November 14, 2018, CNP Operating LLC was incorporated in the State of Colorado as a limited liability Company and began operations in February 2019 with the purpose of extracting products from Hemp material.

Going Concern

The accompanying financial statements have been prepared on a going concern basis which implies the Company will continue to meet its obligations for the next 12 months as of the date these financial statements are issued.

The Company had a working capital deficit of $2,450,581 and a cash balance of $17,592 as of December 31, 2020.  Our cumulative net loss of $7,962,568 was funded from debt and partner contributions and we reported a net loss of $3,641,496 for the year ended December 31, 2020. The Company had a working capital deficit of $2,725,968 (unaudited) and a cash balance of $55,623 (unaudited) as of June 30, 2021.  Our cumulative net loss of $8,173,824 (unaudited) was funded from debt and partner contributions and we reported a net loss of $211,256 (unaudited) for the six months ended June 30, 2021. Accordingly, there is substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued.

Management’s plan to continue as a going concern includes raising capital in the form of debt or equity, growing its existing business, managing and reducing operating and overhead costs and continuing to pursue strategic transactions and opportunities including launching an e-commerce network focused on the sale of general wellness cannabidiol, or CBD, products

These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

COVID-19

The outbreak of a strain of coronavirus (COVID-19) in the U.S. has had an unfavorable impact on our business operations.  Our main customer market suffered its worst decline, decreasing our revenue.  Mandatory closures of businesses imposed by the federal, state and local governments to control the spread of the virus disrupted the operations of our management, business and finance teams. In addition, the COVID-19 outbreak has adversely affected the U.S. economy and financial markets, which may result in a long-term economic downturn that could negatively affect future performance.  We took steps to diversify our revenue model by creating our CBD ecommerce business which has higher margins during the second half of 2020 and reduce our costs.  The extent to which COVID-19 will impact our business and our financial results further will depend on future developments which are highly uncertain and cannot be predicted at this time but may result in a material adverse impact on our business, results of operations and financial condition.

Basis of Presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our reporting currency is the United States dollar.

These unaudited condensed financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. These unaudited condensed financial statements and notes included herein should be read in conjunction with the Company’s financial statements and notes thereto for the years ended December 31, 2020 and 2019.  The Company assumes that the users of the interim financial information herein have read, or have access to, the audited consolidated financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation of these may be determined in that context. The results of operations for the period ended June 30, 2021 are not necessarily indicative of results for the entire year ending December 31, 2021.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are assumptions about collection of accounts receivable, useful life of fixed assets and intangible assets, borrowing rate considered for operating lease right-of-use asset and related operating lease liability, and assumptions used in Black-Scholes valuation methods, such as expected volatility, risk-free interest rate, and expected dividend rate.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these financial statements to conform to current period classifications.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

Accounts Receivable

The Company’s account receivables are due from customers relating to contracts to provide investor relation services. Collateral is currently not required. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customers’ payment history and creditworthiness, the age of the trade receivable balances and current economic conditions that may affect a customer’s ability to make payments as well as historical collection trends for its customers as a whole. Based on this review, the Company specifically reserves for those accounts deemed uncollectible or likely to become uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. The allowance for doubtful accounts as of December 31, 2020 and 2019 amounted to $69,000 and $11,000, respectively. The allowance for doubtful accounts as of June 30, 2021amounted to $69,000.

Inventory

The Company’s inventory consists of raw materials and finished goods acquired for its hemp and CBD business.  The inventory is valued at the lower of cost (first-in, first-out) or estimated net realizable value.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and accounts receivable.

The Company’s cash and restricted cash accounts are held at a financial institution and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. From time-to-time, the Company’s bank balances exceed the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institution in which it holds deposits.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification, or ASC, 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

Shipping and Handling Fees and Costs

Amounts billed to customers for shipping and handling fees are presented in revenue. Costs incurred for shipping and handling are included in cost of revenue.

Fair Value of Financial Instruments

The Company accounts for assets and liabilities measured at fair value on a recurring basis in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and lines of credit approximate their fair value due to the short-term maturity of these items. The Company’s notes payable approximate their fair value due to the market rate of interest on the notes.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses for the twelve months ended December 31, 2020 and 2019 amounted to $10,868 and $58,834, respectively.

Other Income, Net

Other income, net, consists of interest expense and other non-operating gains and losses.

Income Taxes

The Company was formed as a Colorado limited liability company. The Company has elected to be taxed as a Subchapter S corporation under the provisions of Subchapter S of the Internal Revenue Code. As a result, the Members of the Company will pay all Federal income tax expense.

Companies doing business in Colorado are subject to Colorado income tax. As of December 31, 2020 $0 has been accrued for Colorado taxes.

The Company has adopted the provisions related to accounting for uncertainty in income taxes, which defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has considered its tax positions and believes that all of the positions taken by the Company in its federal and state tax returns are more likely than not to be sustained upon examination.

The Company files tax returns in the US federal jurisdictions and the state of Texas. The Company is subject to tax examinations by federal and state tax authorities for years 2020 and 2019.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

Leases

The Company adopted Accounting Standards Update No. 2016-02, Leases (“Topic 842”) using the modified retrospective method. This accounting standard requires a lessee to recognize an asset and liability for most leases on its balance sheet. Upon adoption, right-of-use (ROU) assets and lease liabilities for operating leases were recorded in the amount of $674,066 and $674,066, respectively

The Company elected the practical expedient method permitted under the transition guidance, which allows a carryforward of historical lease classification, the assessment on whether a contract was or contains a lease, and the initial direct costs for any leases that existed prior to January 1, 2019. The Company also elected to recognize the associated lease payments in the statements of operations on a straight-line basis over the lease term.

Under Topic 842, the Company determines if an arrangement is a lease at inception. ROU assets and lease liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement and leases with an initial term of 12 months or less are not included in lease liabilities or ROU asset. As most leases do not provide an implicit rate, a rate which approximates the Company’s incremental borrowing rate is used, based on the information available at commencement date, in determining the present value of lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options. Lease agreements may contain variable costs such as common area maintenance, insurance, real estate taxes or other costs. Variable lease costs are expensed as incurred. Lease agreements generally do not contain residual value guarantees or restrictive covenants. Over the lease term, the Company uses the effective interest rate method to account for the lease liability as lease payments are made and the ROU asset is amortized in a manner that results in straight-line expense recognition.

Risk and Uncertainties

Our future results of operations involve a number of risks and uncertainties. Factors that could affect our business or future results and cause actual results to vary materially from historical results include, but are not limited to, the rapid change in our industry; problems with the performance, reliability or quality of our products; loss of customers; potential shortages of the supplies we use to manufacture our products; disruptions in our manufacturing facilities; changes in environmental directives impacting our manufacturing process or product lines; the development of new proprietary technology and the enforcement of intellectual property rights by or against us; our ability to attract and retain qualified employees; and our ability to raise additional capital.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, that significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income, including trade receivables. The standard requires an entity to estimate its lifetime “expected credit loss” for such assets at inception, and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The standard is effective for annual periods beginning after December 15, 2022, and interim periods therein. This adoption of this standard did not have a significant impact on our consolidated financial statements or disclosures.

We reviewed all other recently issued accounting pronouncements and concluded they are not applicable or not expected to be material to our financial statements.

NOTE 3: PROPERTY AND EQUIPMENT

The Company’s property and equipment relating to continuing operations consisted of the following:

	June 30, 2021 (unaudited)	December 31, 2020	December 31, 2019
Machinery and equipment	$ 6,624,530	$ 6,109,247	$ 4,877,382
Building and leasehold improvements	1,346,663	1,346,663	1,072,331
	7,971,193	7,455,910	5,949,713
Less: accumulated depreciation and amortization	(2,111,057)	(1,505,033)	(328,566)
	$ 5,860,136	$ 5,950,877	$ 5,621,147

Depreciation and amortization expense for the twelve months ended December 31, 2020 and 2019 amounted to $1,176,467 and $328,566, respectively. Depreciation and amortization expense for the six months ended June 30, 2021 amounted to $606,024 (unaudited).

NOTE 4: NOTES PAYABLE

On October 28, 2019, the Company entered into a promissory note payable with Complete Business Solutions Group, Inc (“CBSG”) whereby the Company borrowed $3,050,000. Full payment of the borrowed amount is over a three-year period. The first 12 consecutive monthly payments must equal a minimum of $1 million. Monthly payment ranging month 13 to month 24 must equal a minimum amount of no less than $1 million dollars. Monthly payments ranging month 25 to month 36 must equal $1,050,000. The outstanding balance of the note was $2,960,000 and $3,030,000 at December 31, 2020 and 2019, respectively. The outstanding balance of the note was $2,940,000 at June 30, 2021 (unaudited).

On September 30, 2019, the Company entered into a promissory note payable with Eagle Six Consultants, Inc. (“Eagle”) whereby the Company borrowed $550,000 bearing interest at 16% per annum. Interest of $7,334 on the note is payable monthly on the seventh business day of the month commencing October 7, 2019. A final payment equal to the total amount of principal, interest, total funded and other charges are due and payable on or before October 31, 2020.  The outstanding balance of the note was $550,000 and $550,000 at December 31, 2020 and 2019, respectively. The outstanding balance of the note was $490,000 at June 30, 2021 (unaudited).

On June 6, 2020, the Company entered into a second promissory note payable with Eagle whereby the Company borrowed $300,000 bearing interest at 18% per annum. Interest of $4,500 on the note is payable monthly on the sixteenth business day of the month commencing July 16, 2020. A final payment equal to the total amount of principal, interest, total funded and other charges are due and payable on or before June 16, 2021.  The outstanding balance of the note was $300,000 at December 31, 2020 and June 30, 2021 (unaudited).

On May 12, 2021 the Company restructured the CSBG note payable of $2,957,000, the Eagle #1 note payable of $550,000 and the Eagle #2 note payable of $300,000 by entering into a payment and indemnification agreement with the receivers/trustee of CBSG and Eagle. The receiver has agreed that the balance of the outstanding amounts will be paid over the course of 24 months in equal payments of $158,625. Further, the Company shall pay $20,000 per month toward the balance and Anthony Zingarelli (“Zingarelli”) and Colorado Sky Industrial Supply LLC (“CSIS”), agree to personally pay the sum of $138,625 per month. Zingarelli is the only member of CNP that signed a personal guarantee on the loans and Zingarelli is the sole member of CSIS. Zingarelli and CSIS has agreed to indemnify and hold the Company harmless from any and all losses, liabilities and claims. If a loss is incurred by the Company with respect to any claims, Zingarelli shall reimburse the Company for the amount of any such loss. The Company has recorded the Zingarelli portion of the entire obligations as an offset to member’s contribution.

On January 10, 2020 the Company purchased a distillation machine for $248,000. The company paid $108,000 and entered into a promissory note with company owned by one of the partners.  The original value of the note was $140,000 and has no terms such as interest rate, maturity or monthly payments The outstanding balance of the note was $103,400 at December 31, 2020. Imputed interested was not material. The outstanding balance of the note was $63,400 at June 30, 2021 (unaudited).

On Nov 19 ,2020 the Company purchased equipment for $58,095 which was financed at zero interest rate. The monthly payments of $968 will be made for the next 60 months and mature on Nov 19, 2025 The outstanding balance of the note was $56,158 at December 31, 2020. Imputed interested was not material. The outstanding balance of the note was $51,317 at June 30, 2021 (unaudited).

The Company also entered into a note payable during 2020 with the Landlord for additional improvements to the facility in Centennial, Colorado.  The outstanding balance of this note was $11,708 at December 31, 2020 and $32,485 as of June 30, 2021 (unaudited) because additional improvements were completed during the period.

On May 4, 2020, the Company entered into a promissory note, or the Note, with The Banc Corp, evidencing an unsecured loan, or the Loan, in the amount of $74,900 made to the Company under the Paycheck Protection Program, or the PPP. The PPP is a program of the U.S. Small Business Administration, or SBA, established under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act. Under the PPP, the proceeds of the Loan may be used to pay payroll and make certain covered interest payments, lease payments and utility payments, or the Qualifying Expenses.

The interest rate on the Loan is 1.0% per annum. The Note matures on April 27, 2022. On May 5, 2022 and on the first day of each month thereafter until May 5, 2024, the Company must make monthly payments of $4,194 under the Loan that is not forgiven in accordance with the terms of the PPP and related accrued interest thereon. The Company applied for full forgiveness of the amounts due under the Note and received forgiveness during the six months ended June 30, 2021.

Future scheduled maturities of long-term debt are as follows.

	Six months Ending June 30,	Year Ending December 31,
	Unaudited	Audited
2021	$1,990,021	$1,975,496
2022	1,849,622	2,000,117
2023	23,121	66,468
2024	14,438	14,085
Thereafter	-	-
Total	$3,877,202	$ 4,056,166
Less: current portion	(1,990,021)	(1,975,496)
	$ 1,887,181	$ 2,080,670

NOTE 5: PARTNER CAPITAL CONTRIBUTIONS

Members of the Company caused the Company to be formed on November 14, 2018 and entered into an Operating Agreement of the Company dated November 14, 2018. On February 20, 2019, the Company entered into a business combination with Sidnak Solutions Inc. (“SSI”) whereby the Company was the surviving entity and as a result the two sole former shareholders were granted a 15% Membership Interest of the Company’s issued and outstanding Membership Interests in the Company.

Pursuant to a Membership Transfer and Settlement Agreement dated June 27, 2019, two members of the Company who each owned twenty-five (25%) percent of the Membership Interests of the Company sold and transferred all of their membership interest to Colorado Sky Industrial Supply, LLC, (“CSIS”) as assignee.

After a Settlement Agreement on July 18, 2019, the then Members of the Company entered into an agreement entitled Assignment Separate from Certificate whereby twenty-seven (27%) percent of the issued and outstanding Membership Interests of the Company held by CSIS were distributed to the other Members of the Company.

Concurrent with the execution of the Settle Agreement, CSIS entered into an agreement with the former shareholders of SSI assigning and transferring an additional five (5%) percent membership interest in the Company.

Also, during 2019, the Company acquired certain inventory from CSIS and a portion of that inventory became damaged or obsolete. The Company assumed the obligation for the debt with CBSG for $3,050,000 and CSIS and its sole member guaranteed the CBSG debt. CSIS has agreed to fund the loan repayments at $138,625 per month for 24 months.  The original balance of the CBSG debt assumed by the Company has been offset as a contribution receivable from CSIS and treated as an initial reduction in members’ equity. As payments are made by CSIS on the CBSG debt the balance of those payments will be treated as members’ contributions. That balance was $3,050,000 at June 30, 2021 (unaudited), December 31, 2020 and 2019.

As a result of the Settlement Agreement, the Assignment and other dilution transactions the issued and outstanding membership interests in the Company are as follows and the related Capital Contributions as set forth in the Amended and Restated Operating Agreement dated May 13, 2021:

Member	Membership Interest at December 31, 2020	Members’ Contributions
CSIS, LLC	34.10%	$ 1,255,000 – in inventory product
CSIS, LLC	-	($ 3,050,000) – member offset
Shehebar Trust	21.25%	$ 4,675,000 – in Cash
Chehebar	4.25%	$ 4,075,000 – in Cash
GEMJ LLC	17.00%	$ 2,400,000 – in Cash
Spiro Kandis	12.00%	$ 0 - Management
Vince Kandis	8.00%	$ 0 - Management
Other – Frei Family	3.40%	$ 500,000 – in Cash
Total Capital Contribution	100.00%	$ 9,855,000

The authorized capital of the Company consists of such number, series or classes of Units as may be issued from time to time by the Company as determined by the Members. There is currently only one (1) class of Units; Voting Units held by Members (the “Units”). Each Member shall be entitled to one (1) vote for each voting Unit held of record on the Company’s books as to all matters that come before the Members for a vote.

NOTE 6: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company is not presently a party to any legal proceedings that it currently believes, if determined adversely to the Company, would individually or taken together have a material adverse effect on the Company’s business, operating results, financial condition or cash flows.

NOTE 7: LEASES

On June 4, 2019, the Company entered into a Lease Agreement with Blair Investments, LLC for the lease of office space in Centennial Colorado, for a period of 3 year at a rate of $10,521 per month. On September 26, 2019 this agreement was terminated and replaced with a new agreement starting October 1, 2019 and expiring on June 30, 2023.

On October 26,2020 the Company entered into an amendment to the previous agreement to extend the lease to June 30, 2024, adjust the monthly rent schedule, the Landlord agreed to install additional HVAC equipment and the Company agreed to reimburse the Landlord $40,000 over a 4-year period with a monthly payment amount of $835.

The following is a summary of future minimum lease payments and related liabilities for all non-cancelable operating leases maturing as of December 31:

	June 30, 2021 (unaudited)	December 31, 2020
2021	$ 97,791	$195,583
2022	202,155	202,155
2023	208,727	208,727
2024	178,868	178,868
Thereafter	-	-
Total minimum lease payments including interest	687,541	785,332
Less imputed interest	(105,158	(137,832)
Lease obligation	582,383	647,500
Cash payments on lease liabilities (from inception through maturity)	817,382	$817,382
Weighted average remaining lease term	3.5 year	3.5 year
Weighted average discount rate	10%	10%

Rent expense for the years ended December 31, 2020 and 2019 was $185,354 and $44,788, respectively. Rent expense for the six months ended June 30, 2021 was $96,148 (unaudited).

Note 8 – Significant Customers, Concentrations of Credit Risk and Geographic Information

We manage and operate our business through one operating segment.

Net revenues from customers equal to, or greater than, 10% of total net revenues are as follows:

	Six Months Ended	Year ended
	June 30, 2021	December 31,
	(unaudited)	2020	2019
Customer A	24%	34%	0%
Customer B	13%	13%	0%
Customer C	13%	13%	58%

Note 9 – Related Party Transactions

The Company has entered into transactions with customers and affiliates of certain members of the Company.  This includes the following:

•Note payable with Sidnack Solutions with a balance due of $103,400 at December 31, 2020.

•Payable to CSIS for $181,549 at December 31, 2020.

•The Company had a due from IHF for $814,656 at December 31, 2019.  That balance was repaid during 2020.

•The Company has a note receivable from customer C of $197,000 at December 31, 2020.  The terms of the note receivable calls for payments of $2,000 per week during 2021 and then $3,000 per week during 2022 until the balance is paid in full. Imputed interested was not material.

The Company has entered into transactions with customers and affiliates of certain members of the Company.  This includes the following (unaudited):

•Note payable with Sidnack Solutions with a balance due of $63,400 at June 30, 2021.

•Payable to CSIS for $278,760 at June 30, 2021.

•The Company has a note receivable from customer C of $149,000 at June 30, 2021.  The terms of the note receivable calls for payments of $2,000 per week during 2021 and then $3,000 per week during 2022 until the balance is paid in full. Imputed interested was not material.

NOTE 10: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 19, 2021 and has not identified any other items requiring additional disclosure.

Subsequent financing, fundraising, etc.

On August 23, 2021, on August 23, 2021, CFN Enterprises Inc. (the “CFN”) entered into Securities Purchase Agreements with CNP Operating, LLC, a Colorado limited liability company (“CNP Operating), and the owners of all of the equity interests of CNP Operating (the “Owners”), whereby the CFN will acquire 100% of CNP Operating from the Owners in exchange for an aggregate of 354 million shares of CFN’s common stock. On August 25, 2021, CFN, the Owners and CNP Operating closed the acquisition.